Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 2019, relating to the financial statements of Trailer Bridge, Inc., included in the Annual Report on Form 10-K of Seacor Holdings, Inc. for the year ended December  31,  2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Pivot CPAs

Ponte Vedra Beach, Florida

March 6, 2019